                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Third Quarter Fiscal Year 2024
Strong orders in the quarter led by precision conveyance platform
CHARLOTTE, NC, January 31, 2024 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2024 third quarter, which ended December 31, 2023. Results include the addition of montratec®, which was acquired on May 31, 2023 ("the acquisition").
Third Quarter Highlights (compared with prior-year period, except where otherwise noted)
•Orders increased 8% demonstrating continued progress with growth initiatives and included a 23% increase in precision conveyance orders
•Net sales increased 10% to $254.1 million primarily driven by strength across all product platforms led by precision conveyance
•Gross margin expanded 130 basis points to 36.9%; Adjusted Gross Margin1 expanded 160 basis points to 37.2%
•Operating income increased 33% to $26.9 million, or 10.6% of net sales; Adjusted Operating Income1 was $29.7 million, or 11.7% of net sales
•Net cash provided by operating activities was $28.6 million in the first nine months of fiscal 2024, up 69% from the prior year period; continued accelerated debt repayment in the quarter
•Completed construction and took occupancy of a state-of-the-art manufacturing center of excellence in Mexico, which will provide significant growth capacity and cost savings over time
“We are pleased with the strong orders, sales, operating income and cash flow generation we delivered in the quarter. Our team continued to execute commercial and operational initiatives, improving productivity, reducing lead times, and enhancing our customer experience. Our top-line growth translated to expanded operating margin demonstrating the incremental leverage of our business as we continue to drive year-over-year improvements leveraging CMBS and the 80/20 process,” said David J. Wilson, President and Chief Executive Officer. “We have an encouraging funnel for both short cycle and large projects as we continue to execute on our strategy to become a leader in intelligent motion solutions. Our progress gives us confidence in our near- and long-term financial objectives, which we believe will drive meaningful shareholder value.”

1Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

Third Quarter Fiscal 2024 Sales

($ in millions)	Q3 FY 24	Q3 FY 23	Change	% Change
Net sales	$254.1	$230.4	$23.7	10.3%
U.S. sales	$138.5	$141.4	$(2.9)	(2.1)%
% of total	55%	61%
Non-U.S. sales	$115.6	$89.0	$26.6	29.9%
% of total	45%	39%
For the quarter, net sales increased $23.7 million, or 10.3%. The acquisition contributed $15.5 million, or 6.7%, of the increase. In the U.S., sales were down $2.9 million, or 2.1%. Price improvement of $2.2 million and $0.2 million of contribution from the acquisition helped to offset $5.4 million in lower volume. Sales outside the U.S. increased $26.6 million, or 29.9%, driven by $15.3 million of sales related to the acquisition, $4.3 million of price improvement and $3.0 million of higher volume. Favorable foreign currency translation was $4.1 million.
Third Quarter Fiscal 2024 Operating Results

($ in millions)	Q3 FY 24	Q3 FY 23	Change	% Change
Gross profit	$93.9	$82.0	$11.9	14.4%
Gross margin	36.9%	35.6%	130 bps
Adjusted Gross Profit[1]	$94.5	$82.0	$12.4	15.2%
Adjusted Gross Margin[1]	37.2%	35.6%	160 bps
Income from operations	$26.9	$20.2	$6.7	33.4%
Operating margin	10.6%	8.8%	180 bps
Adjusted Operating Income[1]	$29.7	$23.5	$6.3	26.8%
Adjusted Operating Margin[1]	11.7%	10.2%	150 bps
Net income	$9.7	$12.0	$(2.3)	(19.1)%
Net income margin	3.8%	5.2%	(140) bps
Diluted EPS	$0.34	$0.42	$(0.08)	(19.0)%
Adjusted Diluted EPS[1]	$0.74	$0.72	$0.02	2.8%
Adjusted EBITDA[1]	$41.3	$34.0	$7.4	21.7%
Adjusted EBITDA Margin[1]	16.3%	14.7%	160 bps

Adjusted Diluted EPS1 of $0.74 excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.
Fourth Quarter Fiscal 2024 Guidance
Columbus McKinnon expects net sales of approximately $260 million to $270 million at current exchange rates. This represents 4% growth year-over-year at the midpoint of the range.

1Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Diluted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

Teleconference/webcast
Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call will be accessible through live webcast and via phone by dialing 201-493-6780. The webcast, earnings release and earnings presentation will be available at the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website and available via phone by dialing 412-317-6671 and enter the conference ID number 13743372 through Wednesday, February 7, 2024.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects and our fourth quarter fiscal 2024 net sales; (ii) our operational and financial targets and capital distribution policy; (iii) general economic trend and trends in the industry and markets; (iv) the risk and costs associated with the integration of, and our ability to integrate acquisitions successfully to achieve synergies; (v) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates and judgements; (vi) the effectiveness of our new facility in Monterrey, Mexico to provide cost savings and margin improvement and (vii) the competitive environment in which we operate; are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser	Investor Relations:
EVP Finance and CFO	VP IR and Treasurer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	704-942-3253	716-843-3908
greg.rustowicz@cmco.com	kristy.moser@cmco.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2023	December 31, 2022	Change
Net sales	$254,143	$230,370	10.3%
Cost of products sold	160,246	148,326	8.0%
Gross profit	93,897	82,044	14.4%
Gross profit margin	36.9%	35.6%
Selling expenses	26,552	25,424	4.4%
% of net sales	10.4%	11.0%
General and administrative expenses	26,255	25,143	4.4%
% of net sales	10.3%	10.9%
Research and development expenses	6,692	4,839	38.3%
% of net sales	2.6%	2.1%
Amortization of intangibles	7,486	6,459	15.9%
Income from operations	26,912	20,179	33.4%
Operating margin	10.6%	8.8%
Interest and debt expense	9,952	7,303	36.3%
Investment (income) loss	(758)	(574)	32.1%
Foreign currency exchange (gain) loss	(1,155)	(3,359)	(65.6)%
Other (income) expense, net	5,234	79	6,525.3%
Income (loss) before income tax expense (benefit)	13,639	16,730	(18.5)%
Income tax expense (benefit)	3,911	4,701	(16.8)%
Net income (loss)	$9,728	$12,029	(19.1)%

Average basic shares outstanding	28,744	28,626	0.4%
Basic income (loss) per share	$0.34	$0.42	(19.0)%

Average diluted shares outstanding	28,991	28,778	0.7%
Diluted income (loss) per share	$0.34	$0.42	(19.0)%

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2023	December 31, 2022	Change
Net sales	$748,036	$682,397	9.6%
Cost of products sold	467,513	431,516	8.3%
Gross profit	280,523	250,881	11.8%
Gross profit margin	37.5%	36.8%
Selling expenses	78,400	77,197	1.6%
% of net sales	10.5%	11.3%
General and administrative expenses	79,407	68,441	16.0%
% of net sales	10.6%	10.0%
Research and development expenses	19,134	15,429	24.0%
% of net sales	2.6%	2.3%
Amortization of intangibles	21,871	19,442	12.5%
Income from operations	81,711	70,372	16.1%
Operating margin	10.9%	10.3%
Interest and debt expense	28,788	20,274	42.0%
Investment (income) loss	(1,212)	168	NM
Foreign currency exchange (gain) loss	1,074	(1,152)	NM
Other (income) expense, net	5,840	(1,999)	NM
Income (loss) before income tax expense (benefit)	47,221	53,081	(11.0)%
Income tax expense (benefit)	12,405	18,547	(33.1)%
Net income (loss)	$34,816	$34,534	0.8%

Average basic shares outstanding	28,711	28,597	0.4%
Basic income (loss) per share	$1.21	$1.21	—%

Average diluted shares outstanding	28,979	28,767	0.7%
Diluted income (loss) per share	$1.20	$1.20	—%

Dividends declared per common share	$0.14	$0.14

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102,945	$133,176
Trade accounts receivable	$173,411	$151,451
Inventories	$204,396	$179,359
Prepaid expenses and other	$35,660	$32,254
Total current assets	$516,412	$496,240

Property, plant, and equipment, net	$102,729	$94,360
Goodwill	$728,427	$644,629
Other intangibles, net	$396,317	$362,537
Marketable securities	$12,388	$10,368
Deferred taxes on income	$1,990	$2,035
Other assets	$99,047	$88,286
Total assets	$1,857,310	$1,698,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$76,151	$76,736
Accrued liabilities	$142,518	$124,317
Current portion of long-term debt and finance lease obligations	$50,652	$40,604
Total current liabilities	$269,321	$241,657

Term loan, AR securitization facility and finance lease obligations	$499,388	$430,988
Other non current liabilities	$210,164	$192,013
Total liabilities	$978,873	$864,658

Shareholders’ equity:
Common stock	$288	$286
Treasury stock	$(1,001)	$(1,001)
Additional paid in capital	$522,587	$515,797
Retained earnings	$387,550	$356,758
Accumulated other comprehensive loss	$(30,987)	$(38,043)
Total shareholders’ equity	$878,437	$833,797
Total liabilities and shareholders’ equity	$1,857,310	$1,698,455

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2023	December 31, 2022
Operating activities:
Net income (loss)	$34,816	$34,534
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	$34,052	$31,380
Deferred income taxes and related valuation allowance	$(6,495)	$(783)
Net loss (gain) on sale of real estate, investments and other	$(967)	$347
Non-cash pension settlement	$4,599	$—
Stock-based compensation	$8,473	$7,039
Amortization of deferred financing costs	$1,728	$1,291
Loss (gain) on hedging instruments	$1,193	$(598)
Gain on sale of building	$—	$(232)
Loss on retirement of fixed asset	$—	$175
Non-cash lease expense	$7,080	$5,814
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	$(14,911)	$(1,401)
Inventories	$(17,764)	$(31,701)
Prepaid expenses and other	$(2,897)	$4,905
Other assets	$(859)	$(232)
Trade accounts payable	$(1,387)	$(18,756)
Accrued liabilities	$(7,236)	$(7,498)
Non-current liabilities	$(10,834)	$(7,382)
Net cash provided by (used for) operating activities	$28,591	$16,902

Investing activities:
Proceeds from sales of marketable securities	$1,101	$2,650
Purchases of marketable securities	$(2,731)	$(3,121)
Capital expenditures	$(16,334)	$(9,511)
Proceeds from sale of building, net of transaction costs	$—	$373
Purchase of businesses, net of cash acquired	$(108,145)	$(1,616)
Dividend received from equity method investment	$144	$313
Net cash provided by (used for) investing activities	$(125,965)	$(10,912)

Financing activities:
Proceeds from the issuance of common stock	$556	$704
Purchases of treasury stock	$—	$(1,001)
Repayment of debt	$(40,447)	$(30,402)
Proceeds from issuance of long-term debt	$120,000	$—
Fees paid for borrowings on long-term debt	$(2,859)	$—
Cash inflows from hedging activities	$18,088	$18,422
Cash outflows from hedging activities	$(19,303)	$(17,958)
Payment of dividends	$(6,027)	$(6,006)
Other	$(2,237)	$(1,398)
Net cash provided by (used for) financing activities	$67,771	$(37,639)

Effect of exchange rate changes on cash	$(628)	$(2,221)

Net change in cash and cash equivalents	$(30,231)	$(33,870)
Cash, cash equivalents, and restricted cash at beginning of year	$133,426	$115,640
Cash, cash equivalents, and restricted cash at end of period	$103,195	$81,770

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Q3 FY 2024 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2023 Sales	$230.4		$682.4
Acquisition	15.5	6.7%	27.7	4.1%
Pricing	6.5	2.8%	28.1	4.1%
Volume	(2.4)	(1.0)%	(0.2)	—%
Foreign currency translation	4.1	1.8%	10.0	1.4%
Total change	$23.7	10.3%	$65.6	9.6%
Fiscal 2024 Sales	$254.1		$748.0

COLUMBUS McKINNON CORPORATION
Q3 FY 2024 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2023 Gross Profit	$82.0	$250.9
Acquisition	6.7	13.0
Price, net of manufacturing costs changes (incl. inflation)	4.6	15.8
Product liability	0.9	0.9
Current year business realignment costs	(0.6)	(0.8)
Sales volume and mix	(1.2)	(2.7)
Foreign currency translation	1.4	3.4
Total change	11.8	29.6
Fiscal 2024 Gross Profit	$93.9	$280.5

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 24	63	62	61	62	248

FY 23	63	64	60	63	250

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Additional Data(1)
(Unaudited)

	December 31, 2023		September 30, 2023		March 31, 2023		December 31, 2022
($ in millions)
Backlog	$298.4		$317.7		$308.7		$329.1
Long-term backlog
Expected to ship beyond 3 months	$151.3		$148.3		$142.0		$164.7
Long-term backlog as % of total backlog	50.7%		46.7%		46.0%		50.0%

Trade accounts receivable
Days sales outstanding	62.1	days	58.6	days	54.3	days	58.0	days

Inventory turns per year
(based on cost of products sold)	3.1	turns	3.1	turns	3.6	turns	3.0	turns
Days' inventory	117.7	days	117.7	days	101.4	days	121.0	days

Trade accounts payable
Days payables outstanding	50.1	days	48.3	days	53.3	days	52.6	days

Working capital as a % of sales (2)(3)	20.6%		21.8%		17.3%		22.1%

Net cash provided by (used for) operating activities	$29.1		$16.7		$66.7		$10.8
Capital expenditures	$6.0		$5.0		$3.1		$4.2
Free cash flow (4)	$23.1		$11.7		$63.6		$6.5

Debt to total capitalization percentage	38.5%		39.8%		36.1%		37.3%

Debt, net of cash, to net total capitalization	33.7%		35.3%		28.9%		33.0%

(1) Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies.
(2) December 31, 2023 and September 30, 2023 exclude the impact of the acquisition of montratec GmbH.
(3) December 31, 2022 figure excludes the impact of the acquisition of Garvey Corporation.
(4) Free cash flow is defined as net cash provided by (used for) operating activities less capital expenditures. Free cash flow is not a measure determined in accordance with GAAP and may not be comparable with the measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s Free Cash Flow to Free Cash Flow for historical periods.
Components may not add due to rounding.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross profit	$93,897	$82,044	$280,523	$250,881
Add back (deduct):
Business realignment costs	150	—	346	—
Monterrey, MX new factory start-up costs	435	—	435	—
Adjusted Gross Profit	$94,482	$82,044	$281,304	$250,881

Net sales	$254,143	$230,370	$748,036	$682,397

Gross margin	36.9%	35.6%	37.5%	36.8%
Adjusted Gross Margin	37.2%	35.6%	37.6%	36.8%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Profit Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Profit Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit and gross profit margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Income from operations	$26,912	$20,179	$81,711	$70,372
Add back (deduct):
Acquisition deal and integration costs	113	338	3,208	443
Business realignment costs	1,452	1,401	1,867	4,292
North American warehouse consolidation	—	—	199	—
Headquarter relocation costs	510	315	1,884	315
Garvey contingent consideration	—	1,230	—	1,230
Monterrey, MX new factory start-up costs	755	—	755	—
Adjusted Operating Income	$29,742	$23,463	$89,624	$76,652

Net sales	$254,143	$230,370	$748,036	$682,397

Operating margin	10.6%	8.8%	10.9%	10.3%
Adjusted Operating Margin	11.7%	10.2%	12.0%	11.2%

Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$9,728	$12,029	$34,816	$34,534
Add back (deduct):
Amortization of intangibles	7,486	6,459	21,871	19,442
Acquisition deal and integration costs	113	338	3,208	443
Business realignment costs	1,452	1,401	1,867	4,292
North American warehouse consolidation	—	—	199	—
Headquarter relocation costs	510	315	1,884	315
Garvey contingent consideration	—	1,230	—	1,230
Monterrey, MX new factory start-up costs	755	—	755	—
Non-cash pension settlement expense	4,599	—	4,599	—
Normalize tax rate [1]	(3,227)	(1,123)	(7,996)	1,210
Adjusted Net Income	$21,416	$20,649	$61,203	$61,466

Average diluted shares outstanding	28,991	28,778	28,979	28,767

Diluted income per share	$0.34	$0.42	$1.20	$1.20

Adjusted Diluted EPS	$0.74	$0.72	$2.11	$2.14

1 Applies a normalized tax rate of 25% in fiscal 2024 and 22% in fiscal 2023 to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income and Adjusted Diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income and Adjusted Diluted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income and Adjusted Diluted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted Diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports 33% Operating Income Growth on 10% Net Sales Growth for Q3 FY2024
January 31, 2024

COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$9,728	$12,029	$34,816	$34,534
Add back (deduct):
Income tax expense (benefit)	3,911	4,701	12,405	18,547
Interest and debt expense	9,952	7,303	28,788	20,274
Investment (income) loss	(758)	(574)	(1,212)	168
Foreign currency exchange (gain) loss	(1,155)	(3,359)	1,074	(1,152)
Other (income) expense, net [1]	5,234	79	5,840	(1,999)
Depreciation and amortization expense	11,570	10,487	34,052	31,380
Acquisition deal and integration costs	113	338	3,208	443
Business realignment costs	1,452	1,401	1,867	4,292
North American warehouse consolidation	—	—	199	—
Headquarter relocation costs	510	315	1,884	315
Garvey contingent consideration	—	1,230	—	1,230
Monterrey, MX new factory start-up costs	755	—	755	—
Adjusted EBITDA	$41,312	$33,950	$123,676	$108,032

Net sales	$254,143	$230,370	$748,036	$682,397

Net income margin	3.8%	5.2%	4.7%	5.1%
Adjusted EBITDA Margin	16.3%	14.7%	16.5%	15.8%

1 During the quarter ending December 31, 2023, certain employees in one of the Company's U.S. pension plans accepted an offer to settle their pension obligation with a lump sum payment. These lump sum settlements are one of the steps the Company is taking to terminate the plan by transferring the liabilities to a third-party. As a result, the Company recorded a non-cash settlement charge in the amount $4,599,000.
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not a measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.